EXHIBIT 1

SHARE PURCHASE AGREEMENT

This Agreement made as of the 11th day of September, 2013 (“Agreement”), by and between WILLIAM TAY, with an address at 2000 Hamilton Street, #943, Philadelphia, PA 19130 ("Seller"), KRONOS VENTURES CORP., a Delaware corporation (the “Corporation”), of the same address as the Seller, and Gain Delight Trading Ltd. (Purchaser’s Name), with an address at 297 President St., Brooklyn, NY 11231 ("Purchaser").

W I T N E S S E T H:

WHEREAS, Seller is the record owner and holder of 2,197,300 Common Shares, par value $.0001 par value (the “Shares”), of KRONOS VENTURES CORP., a Delaware corporation ("Corporation”), SEC FILE & CIK Numbers: 000-54680 / 0001522120, respectively, which Corporation has 31,390,000 shares of common stock, issued and outstanding as of the date of this Agreement.

WHEREAS, Purchaser desires to purchase 2,197,300 of the Shares from Seller, which constitutes 7% of the Corporation’s issued and outstanding shares as of the date of this Agreement and Seller desires to sell such Shares upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and sale of the Corporation’s Shares, it is hereby agreed, as follows:

1. PURCHASE AND SALE OF SHARES. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Seller agrees to sell to Purchaser at the Closing, 2,197,300 of Seller’s Shares for a total price of Three Thousand Five Hundred Dollars and No Cents ($3,500.00) (the “Purchase Price”).

2. PAYMENT FOR FULL PURCHASE PRICE. At the signing of this Agreement, Purchaser agrees to wire transfer to an account to be designated by Seller, the sum of Three Thousand Five Hundred Dollars and No Cents ($3,500.00) as full payment of the Purchase Price to Seller’s bank account to be designated by Seller.

3. CLOSING. The purchase and sale of the Shares shall take place on or before September 18, 2013; at such time and place as the Purchaser and Seller mutually agree upon orally or in writing (which time and place are designated as the “Closing”). At Closing, Purchaser shall have delivered to Seller, in cash, by wire transfer to an account to be designated by Seller, the full amount of the Purchase Price as stated in Section 2 above, in the amount of Three Thousand Five Hundred Dollars and No Cents ($3,500.00), and Seller will immediately deliver the to Purchaser the certificate(s) representing the Shares transferred hereunder, duly endorsed for transfer to the Purchaser or accompanied by appropriate stock powers.

4. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and warrants to Purchaser that:

(i)	Seller is the legal and beneficial owner of the Shares and has good and marketable title thereto, free and clear of any liens, claims, rights and encumbrances.

5. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to Seller that:

(i)	Purchaser has the power and authority to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Purchaser and constitutes a valid and binding instrument, enforceable in accordance with its terms;
(ii)	The execution, delivery and performance of this Agreement is in compliance with and does not conflict with or result in a breach of or in violation of the terms, conditions or provisions of any agreement, mortgage, lease or other instrument or indenture to which Purchaser is a party or by which Purchaser is bound;
(iii)	At no time was Purchaser presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising; and,
(iv)	Purchaser is purchasing the Shares solely for his own account for the purpose of investment and not with a view to, or for sale in connection with, any distribution of any portion thereof in violation of any applicable securities law.
(v)	The Purchaser is an "accredited investor" as defined under Rule 501 under the Securities Act.
(vi)	Purchaser hereby agrees that such shares are restricted pursuant to Rule 144 and therefore subject to Rule 144 resale requirements.

6. NOTICES. Notice shall be given by certified mail, return receipt requested, the date of notice being deemed the date of postmarking. Notice, unless either party has notified the other of an alternative address as provided hereunder, shall be sent to the address as set forth herein.

Seller:

William Tay

2000 Hamilton Street, #943

Philadelphia, PA 19130

FAX: (215) 405-8018

Email: wtay@56k.net &

william.tay@hotmail.com

Purchaser:

Gain Delight Trading Ltd. / William Drury

297 President St.

Brooklyn, NY 11231

7. GOVERNING LAW. This Agreement shall be interpreted and governed in accordance with the laws of the State of Delaware. The parties herein waive trial by jury. In the event that litigation results or arise out of this Agreement or the performance thereof, the parties agree that the prevailing party is entitled to reimbursement for the non-prevailing party of reasonable attorney’s fee, costs, expenses, in addition to any other relief to which the prevailing party may be entitled.

8. CONDITIONS TO CLOSING. The Closing is conditioned upon the fulfillment by the Seller of the satisfaction of the representations and warranties made herein being true and correct in all material respects as of the date of Closing.

9. SEVERABILITY. In the event that any term, covenant, condition, or other provision contained herein is held to be invalid, void or otherwise unenforceable by any court of competent jurisdiction, the invalidity of any such term, covenant, condition, provision or Agreement shall in no way affect any other term, covenant, condition or provision or Agreement contained herein, which shall remain in full force and effect.

10. ENTIRE AGREEMENT. This Agreement contains all of the terms agreed upon by the parties with respect to the subject matter hereof. This Agreement has been entered into after full investigation.

11. INVALIDITY. If any paragraph of this Agreement shall be held or declared to be void, invalid or illegal, for any reason, by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way invalidate or effect any other clause, paragraph, section or part of this Agreement.

12. GENDER AND NUMBER; SECTION HEADINGS. Words importing a particular gender mean and include the other gender and words importing a singular number mean and include the plural number and vice versa, unless the context clearly indicated to the contrary. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

13. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing, signed by both parties, except as herein otherwise provided.

14. ASSIGNMENT. Neither party may assign this Agreement without the express written consent of the other party. Any agreed assignment by the Seller shall be effectuated by all the necessary corporate authorizations and governmental and/or regulatory filings.

15. CLOSING DOCUMENTS. Seller and Purchaser agree, at any time, to execute, and acknowledge where appropriate, and to deliver any and all documents/instruments, and take such further action, which may necessary to carry out the terms, conditions, purpose and intentions of this Agreement. This paragraph shall survive the Closing.

16. EXCLUSIVE AGREEMENT; AMENDMENT. This Agreement supersedes all prior agreements or understandings among the parties with respect to its subject matter with respect thereto and cannot be changed or terminated orally.

17. FACSIMILE SIGNATURES. Execution of this Agreement and delivery of signed copies thereof by facsimile signatures from the parties hereto or their agents is acceptable to the parties who waive any objections or defenses based upon lack of an original signature.

18. PUBLICITY. Except as otherwise required by law, none of the parties hereto shall issue any press release or make any other public statement, in each case relating to, connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the other to the contents and the manner of presentation and publication thereof.

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have signed this Agreement by their duly authorized officers the day and year first above written.

GAIN DELIGHT TRADING LTD.

/S/ WILLIAM DRURY

__________________________________________

WILLIAM DRURY

(PURCHASER)

/s/ WILLIAM TAY

__________________________________________

WILLIAM TAY

(SELLER)